Exhibit 10.2

Finance Committee Charter

I.

Purpose

The Committee’s primary function is to assist the Board in fulfilling their oversight responsibilities with respect to:

i.

financial policies and strategies including capital structure;

ii.

financial risk management practices; and

iii.

transactions or circumstances which could materially affect the financial profile of the Corporation.

The Committee will submit reports on a regular basis to the Audit Committee and the Board regarding its activities.

II.

Composition of the Committee

The Committee will be comprised of three or more directors as determined by the Board. All members of the Committee shall have a working familiarity with basic finance practices including finance strategy, capital markets, financial risk management, income taxation and pension plan governance.

Members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and the members shall serve until their successors are duly appointed. The Chair of the Committee may be designated by the full Board or, if it does not do so, the members of the Committee may elect a Chair by the vote of a majority of the full Committee membership.

Committee members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office.

The Board shall appoint the Committee’s chairman. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III.

Frequency of Meetings

Quarterly (by conference call or at company headquarters )

IV.

Meetings

The Committee shall meet at least four times during the year and as many additional times as the Committee deems necessary to carry out its responsibilities effectively.

Only members of the Committee are entitled to be present at a Committee meeting.   The Committee may extend an invitation to any person to attend all or part of any meeting of the Committee which it considers appropriate.

The Committee shall not grant an automatic or standing right of attendance to executives or other officers of the Company, who shall only attend meetings on the specific invitation of the Committee.  At the invitation of the Committee, the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer shall be expected to attend all Committee meetings.

A quorum for a meeting of the Committee is two members. A duly convened meeting of the Committee at which a quorum is present is competent to exercise all or any of the authorities, powers or discretions vested in and or exercisable by the Committee.

Minutes of the proceedings and resolutions of all meetings shall be maintained (including the names of those present and in attendance) and the Chairman of the Committee will distribute the minutes of the meetings to all Board members. Decisions of the Committee will be reported on an oral basis by the Chairman of the Committee, as appropriate, at the next Board meeting.

V.

Annual General Meeting

The Chairman of the Committee shall attend the Annual General Meeting of the Corporation and shall answer questions through the Chairman of the Board, on the Finance Committee's activities and their responsibilities.

VI.

Authority

The Board of Directors has granted the Committee the authority herein provided. The Committee has been, and shall be, granted unrestricted access to all information and all employees have been, and shall be, directed to cooperate as requested by members of the Committee.

The Board has the power, acting as a Corporation or committee, to hire independent legal, financial or other advisors as it may deem necessary.  Such action may be approved in either of two ways, (i) in the annual budget, or (2) by unanimous vote of the Board.  Each committee has the right to hire independent legal, financial or other advisors as it may deem necessary, provided that funds are sanctioned in the committee budget or by request to the Board.  The Chairman of a Board committee seeking such approval shall make the request through the Chairman of the Board or the Lead Director.

Subject to the financial approval, the Committee has the authority to retain, at the Corporation’s expense, persons having special competencies (including, without limitation, legal, accounting, finance or other consultants and experts) to assist the Committee in fulfilling its responsibilities. The Committee has the sole authority to terminate the Committee’s engagement of its experts in the field of finance and to approve the fees and other terms of retention of such experts.

VII.

 Responsibility

Specific Duties

To carry out its oversight responsibilities, the Committee shall:

1.

Review and reassess the adequacy of this Mandate annually and recommend any proposed changes to the Board for approval.

2.

Review the capital structure of the Corporation including the debt and equity components, the current and expected financial leverage, and interest rate and foreign currency exposures.

3.

Review current and expected future compliance with covenants contained within the financing agreements.

4.

Review and approve the company’s financial strategy with taking into account both the current and future requirements of the business including capital markets and the Corporations credit rating status.

5.

Review the proposed issuance of debt and equity instruments including public and private debt, equity and hybrid securities, credit facilities with banks and others, and other credit arrangements such as material capital and operating leases. When applicable, the Committee shall review the related securities filings.

6.

Review the proposed repurchase of public and private debt, equity and hybrid securities.

7.

Periodically review the dividend policy and each proposed dividend declaration including consideration of the solvency requirements of the relevant legislation.

8.

Review the financial risks arising from the Corporation’s exposure to such items as commodity prices, interest rates, foreign currency exchange rates and credit. In addition, review the management of these risks including any proposed hedging of the exposures. The Committee shall receive a summary report of the hedging activities including a summary of the hedge-related instruments.

9.

Review the activities of the Corporation’s Marketing group and the financial risks arising from such activities. The Committee shall review the adequacy of the overall policies including key internal controls of Marketing’s activities, and receive a report on any significant breaches of the policies. The Committee shall receive a summary report of Marketing’s actual and projected financial results for the year, its trading positions, and appropriate measures of the risks (e.g., Value at Risk) of the open positions.

10.

Review the insurance program including coverage for such items as property damage, control of wells, business interruption, liabilities, and directors and officers.

11.

Review any other significant financial exposures that have been identified such as but not limited to tax audits, government audits of our in-country activities, or any other activities that may expose the Corporation to the risk of a material financial loss.

12.

Review the governance of the assets contained within the pension plans that includes such items as considering the adequacy of the pension policy statement and any changes thereto, the ranges pertaining to the asset allocations, and the performance objectives and related benchmarks. The Committee shall receive a report annually summarizing each pension plan’s assets and performance against the benchmarks. The Committee shall recommend to the Board the members to be appointed to the Corporation’s Pension Committee.

13.

Review and approve the instruments which the Corporation is permitted to use for short term investments of excess cash.

14.

Receive a report annually of the activities pertaining to the granting of Powers of Attorney.

15.

The Chair or other representative of the Committee shall provide reports, from time to time, as required, to the Audit Committee and discuss with the Audit Committee issues of relevance to both committees.

16.

Participate in an annual performance evaluation by the Nominating Committee, the results of which will be reviewed by the Board.

17.

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

18.

Perform any other activities consistent with this Mandate, the Corporation’s By-Laws and applicable law, as the Committee or the Board deems necessary or appropriate.

Adopted by the Board of Directors on June 11, 2012

By: /s/ Wayne St. Cyr

Wayne St. Cyr, Corporate Secretary